UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reportedly): April 2, 2007


                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

      Florida                          0-11102                    59-1564329
(State or OtherJurisdiction    (Commission File Number)      ( I.R.S. Employer
     of Incorporation)                                       Identification No.)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
               Registrant's telephone number, including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers


     (b) Effective April 2, 2007, Edward Anchel, Vice President - Finance, Chief Financial Officer and Director of the Registrant has resigned as an officer of the Company. Mr. Anchel has decided to retire and no longer work for the Company on a full-time basis. During a yet to be determined period he will work part-time for the Company in order to provide an orderly transition for his successors to assume his former responsibilities. Mr. Anchel will continue to serve on the Company's Board of Directors until either he resigns, is terminated or does not receive a majority of shareholder votes at applicable meetings scheduled to establish members of the Board. In addition, Mr. Anchel will provide financial consulting services to Company management and its Board of Directors. There were no matters of disagreement concerning the Registrant's operations, policies or practices between Mr. Anchel and the Registrant causing this decision to resign.

     The Company has provided Mr. Anchel with a copy of this Form 8-K simultaneously with its filing with the Securities and Exchange Commission
("Commission". The Company has requested that Mr. Anchel furnish the Company with a letter addressed to the Commission stating whether he agrees with the statements made by the Company in response to this item 502(a) and, if not, stating the respects in which he does not agree. The Company shall file Mr. Anchel's letter as an exhibit to a report on Form 8-K when received.

     (c) Mr. Anchel's responsibilities as Vice President - Finance and Chief Financial Officer will be assumed by Jeffrey Barocas. Mr. Barocas, who is 59 years old, served as Chief Financial Officer of Quality Communications, Inc. and the Singing Machine, Inc. for the five years immediately preceding his employment with the Registrant. His appointment as Vice President - Finance and Chief Financial Officer was ratified by the Company's Board of Directors effective the date hereof. Mr. Barocas is not related to any other officer or director of the Company, has not had any business transactions with the Company, and is not covered by an Employment Agreement.

     (d) Subject to the guidance provided by the Company's "Black-out' policies and at the direction of the Company's securities counsel, Mr. Anchel will, from time-to-time, sell a portion of his common stock holdings of the Company into the public market in order to augment the financial requirements of his retirement.


 Item 9.01  Financial Statements and Exhibits

     (c) Exhibit - Mr. Anchel's letter of resignation

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 2, 2007
                                        Ocean Bio-Chem, Inc.

                                        /s/ Peter G. Dornau
                                        ----------------------------------
                                        Peter G. Dornau
                                        Chairman of the Board and
                                        Chief Executive Officer

                                                                         Exhibit


                                  Edward Anchel
                                 7566 Via Grande
                             Boynton Beach, FL 33437



April 2, 2007


Peter G. Dornau
Chief Executive Officer and Chairman,
Board of Directors
Ocean Bio-Chem, Inc.
4041 SW 47 Avenue
Fort Lauderdale, FL 33314



Dear Mr. Dornau:

     Effective the date hereof, I am resigning my position as Vice President - Finance and Chief Financial Officer of the Company and all of its subsidiaries. As we have discussed, this decision was made in order to initiate my retirement and did not result from any differences between myself and the company attributable to matters of the Company's operations, polices or practices.

     I appreciate your willingness to have me continue to serve as both a financial consultant to the Company and a member of its Board of Directors. Please be assured that I will offer whatever assistance is necessary with the transition of my successor handling my previous responsibilities.

     I have read the draft of the Company's Form 8K disclosing my resignation and concur with its contents.

Very truly yours,

/s/ Edward Anchel
-----------------------
Edward Anchel